                                                                      Exhibit 10

                       PURCHASE AND ASSUMPTION AGREEMENT


          This Purchase and Assumption Agreement (this "Agreement") dated as of December 17, 1999 by and between South Branch Valley National Bank, a national banking association having its principal place of business at 310 North Main Street, Moorefield, West Virginia 26836 ("Seller") and Citizens National Bank of Elkins, a national banking association, having its principal place of business at 211 Third Street, Elkins, West Virginia 26241 ("Buyer").

                              W I T N E S S E T H:

          WHEREAS, Seller desires to sell certain assets and transfer certain deposits and other liabilities of the branch office listed on Schedule A hereto
                                                              ----------
(the "Branch"); and

          WHEREAS, Buyer desires to purchase such assets and assume such deposits and other liabilities, upon the terms and conditions provided in this Agreement.

          NOW, THEREFORE, in consideration of the representations, warranties, mutual covenants and agreements contained in this Agreement, Buyer and Seller hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

    l.1.  Certain Defined Terms.
          ---------------------

          Some of the capitalized terms appearing in this Agreement are defined below. The definition of a term expressed in the singular also applies to that term as used in the plural in this Agreement and vice versa.

          "Affiliate" means a Person that directly or indirectly, through one or
           ---------
more intermediaries, controls, is controlled by, or is under common control with, a specified Person, except in those cases where the controlling Person exercises control solely in a fiduciary capacity.

          "Applicable Percentage" shall mean 3.25%.
           ---------------------

          "Assets" has the meaning set forth in Section 2.1 of this Agreement.
           ------

          "Banking Day" means any day other than a Saturday, Sunday or other day
           -----------
on which Seller is closed.

          "Benefit Plans" includes, without limitation, any pension, profit-
           -------------
sharing, or other employee benefit, fringe benefit, severance or welfare plan maintained by or with respect to which contributions are made by Seller or any of Seller's Affiliates with respect to Seller's employees.

          "Borrowers" means those persons who are borrowers or obligors under
           ---------
the Loans.

          "Branch" means the branch office of Seller listed on Schedule A
           ------                                              ----------
hereto.

          "Cash on Hand" means the amount of all actual currency and coinage on
           ------------
hand at the Branch as of the close of business on the Closing Date.

          "Closing" means the transfer of the Assets to Buyer and the assumption
           -------
of the Liabilities by Buyer on the Closing Date.

          "Closing Date" has the meaning set forth in Section 9.1 of this
           ------------
Agreement.

          "Customers" means the Borrowers and the Depositors.
           ---------

          "Depositors" means account holders having Deposits.
           ----------

          "Deposits" means all deposits (as defined in 12 U.S.C.  Section
           --------
1813(1)) of Seller shown on the books and records of the Branch, including but not limited to all interest posted thereon, accrued but unpaid interest and both collected and uncollected funds (including overdrawn accounts), together with Seller's rights and responsibilities under any customer agreement evidencing or relating thereto, but excluding (i) deposits securing loans or other extensions of credit by Seller where such loans or other extensions of credit are not being transferred under this Agreement, (ii) deposits held in accounts for which Seller acts as fiduciary (other than deposits held by Retirement Plans), (iii) deposits subject to legal process, (iv) deposits which have been reported as abandoned property under the abandoned property laws of any jurisdiction, (v) deposits held in any Retirement Plan where the account holder has notified Seller or Buyer of his, her or its objection to Buyer acting as custodian or trustee of such Retirement Plan, (vi) deposits by Seller or its Affiliates;
(vii) deposits constituting official checks, travelers checks, money orders, or certified checks of Seller and (viii) accounts designated as "closed" on the books and records of Seller.

          "Deposit Premium" shall mean the Applicable Percentage multiplied by
           ---------------
the Deposits as of the Closing Date.

          "Environmental Law" means, but is not limited to, all of the laws and
           -----------------
implementing regulations of the United States Government, State of West Virginia, and its local governments or agencies whether currently in existence or hereinafter enacted that govern: (i) the existence, cleanup and/or remedy of hazardous substance contamination or property, (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced hazardous substance contamination, (iii) the control of hazardous substances and hazardous waste, (iv) the reporting of releases, use, generation, transport, treatment and removal of hazardous substances, (v) the protection and preservation of sensitive lands, (e.g., wetlands), endangered species and historic sites, and
(vi) the control and regulation of underground storage tanks.

          "ERISA Affiliate" means any entity that is considered one employer
           ---------------
with Seller under Section 4001 of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.
           ----

          "Fixed Assets" means those furnishings, equipment, and fixtures and
           ------------
other personal property owned or leased by Seller (other than proprietary signage and equipment), together with manufacturer's warranties thereon which are assignable and in effect at Closing, which are used or located at the Branch and are described in the attached Schedule B.
                                  ----------

          "Hazardous Substance" means, without limitation, any substance which
           -------------------
at any time is toxic, ignitable, reactive or corrosive and is regulated by any Environmental Law or is detrimental to the environment or health of living organisms. "Hazardous Substance" includes any and all material or substance that is defined as "Hazardous Waste," "Extremely Hazardous Waste" or a "Hazardous Substance" pursuant to any Environmental Law. "Hazardous Substance," includes but is not restricted to asbestos, polychlorinated biphenyls ("PCBs"), radon, nuclear materials, petroleum and petroleum products and products processed with formaldehyde.

          "Liabilities" has the meaning set forth in Section 2.5 of this
           -----------
Agreement.

          "Loans" means all extensions of credit of, and agreements to extend
           -----
credit by, Seller associated with the Branch, but excluding all loans secured by residential real estate having a fixed interest rate throughout their term, as identified in Schedule C hereto, including the accrued interest thereon,
              ----------
collateral security, guarantees, security interests and other property or contract rights securing repayment of the obligations, as well as all agreements, correspondence and other documentation relating to the loans transferred hereunder.

          "Loan Purchase Price" means the aggregate outstanding principal
           -------------------
balance (including credit balances resulting from overpayment) and all accrued and unpaid interest and accrued but unpaid credit protection insurance premiums of all Loans at the time of the Closing (not including the unfunded portion of all outstanding lines of credit or loan commitments) less prepaid interest thereon at the time of the Closing.

          "Mediator" means the firm of Sommerville & Company, or if such firm
           --------
shall decline to perform the function of the Mediator specified in Section 12.5 thereof, then such other certified public accounting firm as shall be mutually agreeable to Seller and Buyer.

          "Person" means any association, corporation, individual, partnership,
           ------
trust, limited liability company or any other entity or organization.

          "Operation and Maintenance Contracts" means the contracts listed on
           -----------------------------------
Schedule D hereto which relate to the operation and maintenance of certain of
----------
the Fixed Assets and the Real Property.

          "Real Property" means real property more particularly described on
           -------------
Schedule E, together with the structures located thereon.
----------

          "Retirement Plans" means those non-discretionary individual retirement
           ----------------
accounts and qualified retirement plan accounts relating to the Deposits for which Seller acts as custodian or trustee but which are not administered by Seller's trust department.

          "Transferred Employees" shall have the meaning set forth in Section
           ---------------------
8.1 of this Agreement.

     1.2.   Accounting Terms.
            ----------------

          To the extent that any accounting terms used in this Agreement are not defined in Section 1.1 or elsewhere herein, they shall be defined according to generally accepted accounting principles.


                                  ARTICLE II
               TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

     2.1. Transfer of Assets.
          ------------------

          At the Closing, subject to the satisfaction or waiver of the conditions set forth in Sections 9.3 and 9.4 hereof, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase from Seller, without recourse against Seller except as provided in this Agreement, all of Seller's right, title, and interest in and to the following assets (referred to herein collectively as the "Assets"):

          (a)  the Loans;

          (b)  the Fixed Assets;

          (c)  the Real Property;

          (d)  the Cash on Hand;

          (e)  Seller's rights under the Operation and Maintenance Contracts;
and

          (f)  the Records (as defined in Section 2.2 hereof).

THE ASSETS ARE TRANSFERRED WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES (INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE) EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY REPRESENTED BY SELLER IN THIS AGREEMENT. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO COMPUTER SOFTWARE OF ANY TYPE SHALL BE TRANSFERRED AS PART OF THE ASSETS.

     2.2. Buyer's "Due Diligence" With Respect to the Loans.
          -------------------------------------------------

          Although Seller is not specifically aware of any incomplete loan files, the Buyer acknowledges that some of the files maintained by Seller with respect to the Loans may be incomplete. Buyer will be given the opportunity for a period of 30 days following the execution hereof to examine each of the files maintained by Seller in connection with the Loans to determine if such files are sufficiently complete to permit Buyer to include such Loans in the transfer of Assets contemplated by this agreement ("Buyer Due Diligence"). Provided Buyer gives Seller written notice within seven business days after completion of the Buyer Due Diligence listing those Loans that Buyer has decided to reject, such rejected Loans shall not be a part of the Assets transferred hereunder. To the extent that the Buyer shall choose to accept transfer of the Loans, such transfer shall be "as is" with respect to the Loan documentation included in such files and Seller shall have no obligation to Buyer whether by indemnity or otherwise with respect to any documents which are missing from or not otherwise included in the Loan files.

          In addition to the foregoing, Buyer shall have the opportunity to examine Loans on the Closing

Date to determine if any Loan is more than sixty (60) days past due as of the Closing Date. If any Loan is more than sixty (60) days past due as of the Closing Date, Buyer may reject such Loans and such rejected Loans shall not be part of the Assets transferred hereunder.

     2.3. Additional Due Diligence By Buyer.
          ---------------------------------

          In addition to the Buyer Due Diligence, the Buyer will be given the opportunity to conduct such reasonable investigations and inspections of the other Assets being transferred including the Real Property as Buyer may deem appropriate. Except for representations made by Seller under Article 4, all such Assets shall be transferred without representation or warranty by Seller, express or implied (including implied warranties of merchantability or fitness for any particular use).

     2.4. Transfer of Records.
          -------------------

          (a) Seller will deliver to Buyer at the Closing (i) all records and files that are in Seller's possession (whether in electronic image or paper form) that can be transferred to Buyer without undue expense, relating to the Loans, the Deposits, and the other Assets to be assumed or purchased by Buyer, including but not limited to, signature cards and any pending stop payment order instructions in Seller's possession; and (ii) all maintenance records in Seller's possession of repairs of and warranties relating to the Fixed Assets and the Branch, (collectively referred to as the "Records"). Buyer acknowledges that any of the Records provided may not be originals but may be copies retrieved from Seller's electronic records system, but Seller shall provide originals of the Notes relating to the Loans and any other document, paper or writing for which the original is necessary for enforcement of any rights relating thereto or to any Assets transferred hereunder.

          (b) Any books and records relating to the Assets or the Liabilities (including historical information on the Loans and the Deposits) held by either Seller or Buyer after the Closing shall be maintained in accordance with and for the period provided in that party's standard record keeping policies and procedures and shall be available for inspection and copying by the other party at the other party's expense during regular business hours upon reasonable notice; provided, however, that, notwithstanding the foregoing, in the case of disputes between the parties relating to this Agreement the parties agree to follow and be bound by the procedures set forth in Section 12.5.

     2.5. Assumption of Liabilities.
          -------------------------

          (a) At the Closing, subject to the satisfaction or waiver of the conditions set forth in Sections 9.3 and 9.4, Buyer shall assume, without recourse against Seller except as provided in this Agreement, the following, and only the following, liabilities of Seller (referred to herein collectively as the "Liabilities") as at the close of business on the Closing Date:

                 (i)   the Deposits (including overdrawn accounts);

                 (ii) Seller's duties, obligations and responsibilities under the Operation and Maintenance Contracts;

                 (iii) Seller's duties, obligations and responsibilities with respect to the Retirement Plans, except for those Retirement Plans not included in the Deposits.

          (b) Except for those liabilities expressly assumed by Buyer pursuant to this Section 2.5, Buyer is not assuming any other liabilities or obligations.

     2.6. Sales, Use and Transfer Taxes.
          -----------------------------

          Buyer shall pay any sales, use and recordation taxes which are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, regardless of whether those taxes are imposed upon Buyer or Seller. Seller shall pay real property transfer taxes. The parties shall cooperate in preparing and filing any real property transfer tax forms which may be required to be filed.

     2.7. Proration of Certain Expenses.
          -----------------------------

          All wages and salaries of the Transferred Employees (as defined in Section 8.1(a) hereof), all rents, real estate taxes, personal property taxes, utility payments, the most recent semi-annual assessment payable to the FDIC relating to the Deposits, any social security and unemployment taxes and any workers' compensation payments relating to the Transferred Employees shall be prorated between the parties as of the Closing Date. To the extent that any such item has been prepaid by Seller for a period extending beyond the Closing Date, Buyer shall pay Seller a proportionate amount of such item for such period; and to the extent that any such item has been deferred by Seller to a time extending beyond the Closing Date, Seller shall pay Buyer a proportionate amount of such item allocated for the period prior to the Closing Date. Within thirty (30) calendar days after the Closing Date, Seller shall provide Buyer with a statement, together with supporting documentation and certified by an authorized officer of Seller, calculating the amounts due Seller or Buyer, as the case may be, under this Section 2.7. The parties shall use their reasonable best efforts to agree upon the amounts in such statement promptly. Prior to 2:00 p.m. (Eastern Time) on the third Banking Day following the date that Buyer notifies Seller that it agrees with the amounts set forth in such statement, Buyer shall pay to Seller, or Seller shall pay to Buyer, as appropriate, in immediately available funds to an account designated in writing by such party at least two Banking Days prior to the date of such payment, the amount calculated under this Section as being due to such party.

     2.8. Notice to Customers.
          -------------------

          Prior to the Closing, Seller may, at its sole cost and expense, notify the Customers that, subject to the conditions to Closing, Buyer will be purchasing the Loans and assuming the Deposits. Within thirty (30) calendar days prior to the Closing Date, Buyer shall, at its sole cost and expense, notify the Customers that, subject to the conditions to Closing, Buyer will be purchasing the Loans and assuming the Deposits. Buyer's notification letter shall also set forth the details of Buyer's administration of the Loans to be purchased and the Deposits to be assumed. Seller shall provide Buyer with a list of Customers to whom such notice shall be sent. Each party shall consult with the other as to the substance of its notification letter and shall furnish a copy of such letter to the other prior to sending it. Persons who become Customers subsequent to such notifications and prior to the Closing shall be given a copy of Buyer's notification letter and Seller's notification brochure at the time they become Customers. Seller shall post a notice at the Branch at least thirty (30) calendar days prior to the Closing to the effect that any Deposits or Loans not assumed by Buyer shall be transferred to another of Seller's branches.

     2.9  Conversion.
          ----------

          Seller and Buyer shall cooperate with each other and shall use their reasonable best efforts (as consistent with their internal day-to-day operations) in order to cause the timely transfer of information concerning the Deposits and the Loans which is maintained on Seller's data processing systems (the "Conversion"). Within fifteen (15) Banking Days after the date of this Agreement, Seller and Buyer shall each designate an appropriate officer or officers to be responsible for the necessary cooperation of the parties and to act as an initial contact for responding to questions and requests for information. The parties acknowledge that the goal of such cooperation is to enable Buyer to obtain and confirm data prior to the Closing Date so that such back office conversion is completed and Buyer is processing all data relating to the operations of the Branches on the Banking Day after the Closing Date.

     2.10. Demand Deposit Account Owners and Borrowers.
           -------------------------------------------

           Not less than five (5) nor more than thirty (30) Banking Days prior to Closing, Buyer shall notify all Depositors and all Borrowers with the ability to access their Deposits or Loans that, after the Closing Date, access to such Deposits or Loans through the Seller will not be honored after a certain date to be agreed upon by Seller and Buyer, but no later than sixty (60) days from closing or conversion. Such notice may be included in the notification letter sent by Buyer to the Depositors pursuant to Section 2.8.

     2.11. Seller Collecting Duties.
           ------------------------

           For a period not to exceed 90 calendar days after the Closing Date, Seller agrees to act as Buyer's collecting bank for the receipt of drafts, checks, negotiable orders of withdrawal and electronic fund transfers drawn before or after the Closing on forms provided by Seller on any accounts of Deposits assumed, home equity lines of credit or any other loan account accessible by check or draft purchased by, Buyer hereunder. Seller agrees in this regard that it shall:

           (a)  maintain a mechanism to receive such items on a daily basis;

           (b) provide a daily listing of all such items received by it by 12:00 noon on the following Banking Day to Buyer, in such form as shall be agreed to by Buyer and Seller; and

           (c) make available for pickup by Buyer no earlier than 3:00 p.m. (Eastern Time) at a location to be designated by Seller, all physical items received by Seller the following Banking Day by such means as agreed to by the parties.

Buyer and Seller agree that any reasonable courier or telephone costs associated with paragraphs (b) and (c) shall be borne by Buyer. Seller further agrees that it shall notify Buyer of any information received regarding the settlement and clearance of any domestic or foreign checks, savings bonds or coupons deposited with it prior to the Closing Date. In executing its duties under this Section 2.11, Seller is acting only as agent for the collection of items drawn on Buyer. Seller shall not supply any missing endorsements, or act as collecting bank for returned deposits, or, except as provided in Section 2.13 hereof, act as returning bank for any items not paid by Buyer. Unless caused by the gross negligence or willful or intentional misconduct of Seller, any risks of loss associated with the interim servicing, including any risk of loss associated with insufficient funds, shall be the responsibility of Buyer.

     2.12. Buyer Processing Obligations.
           ----------------------------

           During the period set out in Section 2.11, Buyer agrees to honor and pay all properly payable drafts, checks, negotiable orders of withdrawal or electronic fund transfers delivered to it by Seller pursuant to Section 2.11, provided the same are not stale, are not the subject of stop payment orders, or are not drawn on insufficient funds.

     2.13. Return of Items During Processing Period.
           ----------------------------------------

           (a) Buyer further agrees to be solely responsible for the return of any drafts, checks,

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

negotiable orders of withdrawal or electronic fund transfers delivered by Seller to Buyer pursuant to Section 2.11 and return of any federal recurring payments or ACH transactions processed pursuant to Section 2.11.

           (b) Seller agrees to notify Buyer of the return to it of any items deposited in, or cashed at, the Branch prior to the Closing Date and shall expeditiously forward any such items to Buyer. If Buyer cannot recover on the items referred to in this subsection (b) after making a good faith effort to do so, Seller shall reimburse Buyer for such return items upon assignment of such items by Buyer to Seller.

     2.14. Payment.
           -------

           In settlement of the transactions described in Section 2.11 and
Section 2.12, Buyer and Seller agree that Seller shall provide Buyer with a daily net settlement figure for all such transactions from the immediately preceding Calendar Day by 12:00 noon Eastern Time on each banking Day and that the party obligated to remit any funds thereunder shall do so in immediately available funds by wire transfer by 2:00 p.m. Eastern Time on such day; any such settlement shall be provisional pending receipt by Buyer of the physical items relating to such settlement; Buyer shall adjust the next daily settlement to reflect any adjustments resulting from its receipt and examination of the physical items. Adjustments by Buyer pursuant to the immediately preceding sentence shall be limited to adjustments to correct errors made by Seller in the calculation of the amounts represented by the transactions received by it on Buyer's behalf, and no adjustments shall be made for the effect of any improper or missing signatures or endorsements, alterations, stale dates or other irregularities with regard to a transaction or as a consequence of fraud, insufficient funds, closed account or any other reason, except as provided in
Section 2.11 hereof.

     2.15. Post-Closing Deposits.
           ---------------------

           Seller agrees that it will transfer, convey, and assign to Buyer without recourse all deposits received by Seller after the Closing for credit to any of the Deposits, and all payments received by Seller after the Closing for application to or on account of any of the Assets, but Seller shall be under no duty to accept any such deposit or payment.

     2.16. Deposit Histories.
           -----------------

           In case of any dispute with or inquiry by an account holder whose Deposit is subject to this Agreement, which dispute or inquiry relates to the servicing of such Deposit prior to the date for which a Deposit history has been provided to Buyer, Seller will make a good faith effort to provide Buyer with the appropriate information regarding the Deposit and copies of pertinent documents or instruments with respect to such dispute or inquiry so as to permit Buyer to respond to the account holder within a period of time and in a manner which would comply with standard banking practices and customs. Seller shall provide such information to Buyer at no charge for the first 90 calendar days after Closing, and thereafter may charge Buyer standard industry rates for such information.

     2.17. Interest Reporting.
           ------------------

           With respect to the reporting requirements of federal and state tax laws, Seller shall report through the Closing Date, and Buyer shall report from the day after the Closing Date through the end of the calendar year, all interest credited to, interest withheld from and early withdrawal penalties charged to Deposits assumed by Buyer pursuant to this Agreement and all interest paid on Loans purchased by Buyer pursuant to this Agreement. Such reports shall be made to the Customers to whose accounts such reports relate and to the applicable federal and state tax and/or regulatory authorities.

     2.18. Stop Payment Items.
           ------------------

           Buyer shall honor all stop payment orders relating to the Deposits or the Loans initiated prior to the Closing and reflected in stop payment documents delivered to Buyer on the Closing Date or immediately thereafter. If following receipt of appropriate stop order documentation, Buyer makes any payment in violation of any such order, Buyer shall be solely liable for any such payment and shall indemnify, hold harmless and defend Seller from and against all claims, losses and liabilities, including reasonable attorneys' fees and expenses, arising out of any such payment. In the event that Buyer shall make any payment in violation of a stop payment order initiated prior to the Closing but not reflected in stop payment documents delivered to Buyer prior to such payment, Seller shall indemnify, hold harmless and defend Buyer from and against all claims, losses and liabilities, including reasonable attorneys' fees and expenses, arising out of any such payment. Buyer's and Seller's indemnification obligations under this Section 2.18 shall not be subject to the limitations set forth in Section 10.4 hereof.

     2.19. Payments on Loans.
           -----------------

     During the period set out in Section 2.11, Seller shall remit promptly to Buyer all payments on Loans which may be received by Seller after the Closing. If the balance due on any Loan has been reduced by Seller as a result of a payment by check or other instrument received prior to the Closing, and if such instrument is returned to Seller after the Closing as uncollectible, an amount in cash equal to such reduction shall be paid by Buyer to Seller promptly upon demand, and Seller shall assign promptly all rights, title and interest in such uncollectible item to Buyer.

     2.20. Possession and Risk of Loss.
           ---------------------------

           From and after the Closing, Buyer shall be entitled to possession of the Assets and the Liabilities, and all risk of loss with respect thereto shall pass to Buyer as of the Closing.


                                  ARTICLE III
                                PURCHASE PRICE

     3.1.  Amount of Purchase Price.
           ------------------------

           (a) In consideration of the transfer of the Assets and the Liabilities provided for in Sections 2.1 and 2.5 hereof, respectively, Buyer shall pay to Seller the sum of the following:

                (i)   the Loan Purchase Price;

                (ii)  the Deposit Premium;

                (iii) the unamortized portion of prepaid expenses associated with any of the Assets sold;

                (iv) the net book value of the Fixed Assets and Real Property as shown on Seller's records as of the last calendar day of the month immediately preceding the month in which the Closing occurs; and

               (v) the total of Cash on Hand and cash items held by Seller as of the date of Closing.

          The items set forth in (i) through (v) are hereinafter sometimes collectively referred to as the "Purchase Price".

          (b) Buyer shall pay Seller the Purchase Price by deducting the Purchase Price from the Deposit Amount payable by Seller to Buyer, as provided for in Section 3.2.

     3.2. Payment by Seller.
          -----------------

          In consideration of Buyer's assumption of the Liabilities, Seller shall pay to Buyer an amount equal to the principal amount of the Deposits, plus accrued interest, as at the close of business on the Closing Date (the "Deposit Amount"), less the Purchase Price (such calculated amount, the "Payment Amount").

     3.3. Settlement.
          ----------

          (a) Not less than three (3) Banking Days prior to the Closing Date, Seller shall deliver to Buyer a proposed Preliminary Closing Statement, which shall set forth the basis for calculating a preliminary Payment Amount completed as of the close of business five (5) Banking Days prior to the Closing Date, together with supporting documentation reasonably satisfactory to Buyer, and which shall be certified by an authorized officer of Seller. Such Preliminary Closing Statement shall be the basis of a preliminary payment to be made to Buyer's account on the Closing Date (the "Preliminary Payment").

          (b) Within fifteen (15) calendar days after the Closing Date (or on a different date agreed upon by the parties), Seller shall provide Buyer with a proposed Final Closing Statement, which shall set forth the basis for calculating the final Payment Amount completed as of the close of business on the Closing Date, together with supporting documentation reasonably satisfactory to Buyer, certified by an authorized officer of Seller. The parties shall use their best efforts to agree upon the Final Closing Statement promptly. Prior to 2:00 p.m. (Eastern Time) on the third Banking Day following the date that Buyer agrees to the Final Closing Statement or the date that Seller is notified of any determination of the Final Closing Statement under Subsection (d), Seller shall pay to Buyer (or Buyer shall pay to Seller, as the case may be) an amount equal to the amount due stated on the Final Closing Statement (the "Adjustment Payment"), plus interest from the day after the Closing Date until the calendar day before the Adjustment Payment is made at a rate per annum (calculated daily
                                                    ---------
base on a 360-day year) equal to the Federal Home Loan Bank of Pittsburgh's overnight RepoPlus Advance rate, as announced on the Closing Date.

          (c) Both the Preliminary Payment and the Adjustment Payment shall be made by wire transfer of immediately available funds to the account of the party receiving the payment, which account shall be designated in writing by such party at least two Banking Days prior to the date of such payment.

          (d) If the parties are unable to agree on a Final Closing Statement within thirty (30) calendar days after the Closing, or within ten (10) Banking Days after Buyer's receipt of the proposed Final Closing Statement, whichever is later, then either party may submit the matter to the Mediator, who shall finally determine all disputed portions of the Final Closing Statement in accordance with the terms and conditions of this Agreement within thirty (30) calendar days after the submission. Each party agrees to accept the decision of the Mediator as final and shall pay one-half of the fees and expenses of the Mediator. The Final Closing Statement, as agreed upon by the parties and/or determined under this subsection (d), shall be final and binding upon the parties.

          3.4.   Allocation of Consideration.
                 ---------------------------

          Buyer and Seller agree to use their reasonable best efforts to agree on an appropriate allocation of the Purchase Price before the Closing Date. Seller and Buyer shall each report the transfer of the Assets and the assumption of the Liabilities for tax purposes in accordance with such allocation. Seller and Buyer each agree to complete Federal Form 8594, "Acquisition Statement Under
Section 1060" ("Form 8594"), consistent with this allocation of consideration. Notwithstanding the foregoing, either party may change any such report in the event of a dispute with any taxing authority or take any other step to settle or resolve such a dispute.


                                  ARTICLE IV
                    SELLER'S REPRESENTATIONS AND WARRANTIES

          Seller makes the following representations and warranties to Buyer as of the date of this Agreement and as of the Closing.

     4.1. Power and Authority.
          -------------------

          (a) Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the full power and authority to enter into and perform this Agreement.

          (b) Upon the approval of this Agreement by Seller's Board of Directors or an authorized committee thereof, the execution and delivery of this Agreement by Seller will have been duly authorized by all necessary corporate action by Seller and this Agreement will be the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or other laws affecting creditors' rights generally and a court's right under general principles of equity to refuse to direct specific performance.

          (c) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of Seller's charter or bylaws, (ii) a breach of or constitute a default under any material contract, agreement or other instrument to which it is a party or by which it is bound or (iii) a violation of any outstanding judgment, order, injunction, law, rule or regulation to which it is subject, excluding from the foregoing clauses
(ii) and (iii) breaches, defaults or violations which, either individually or in the aggregate, would have a material adverse effect on the Assets and the Liabilities or impede Seller's ability to perform its obligations hereunder.

     4.2. Litigation and Regulatory Proceedings.
          -------------------------------------

          Except as disclosed in Schedule 4.2 hereof, there are no actions
                                 ------------
pending against Seller which alone, or taken in the aggregate, reasonably would be expected to have any material adverse effect upon the Assets, the Liabilities or the consummation of the transactions contemplated by this Agreement. No governmental agency has notified Seller that it would oppose or not approve or consent to the transactions contemplated by this Agreement.

     4.3.   Consents and Approvals.
            ----------------------

            Except as disclosed in Schedule 4.3, no consents or approvals of, or
                                   ------------
filings or registrations with, any third party or any public body, agency, or authority are necessary in connection with Seller's consummation of the transactions contemplated by this Agreement.

     4.4.   No Broker's or Finder's Fees.
            ----------------------------

            No agent, broker, investment banker, person or firm acting on behalf of or under authority of Seller or any of its Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with any of the transactions contemplated herein.

     4.5.   Title to Real Property.
            ----------------------

            Except as set forth in Schedule 4.5 hereto and subject to statutory
                                   ------------
liens securing payments not yet due or which are being contested by Seller in good faith and zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of the Real Property and such other imperfections and irregularities of title, claims, liens, charges, security interests or encumbrances which do not materially affect the use or value of the Real Property, Seller has good and marketable title to the Real Property, free and clear of all liens and encumbrances

     4.6.   Title to Fixed Assets.
            ---------------------

            Except as specified in Schedule 4.6 hereto and except for liens for
                                   ------------
current taxes or assessments which are not yet due and payable or are being contested by Seller in good faith and statutory and other similar liens which are not yet due and payable and which do not materially affect the value of or interfere with the use of the Fixed Assets, Seller is the lawful owner of and has good and marketable title to the Fixed Assets, free and clear of any mortgage, pledge, lien, security instrument, conditional sales agreement, lease or encumbrances.

     4.7.   Deposit Insurance.
            -----------------

            The Deposits are insured by the FDIC up to the maximum extent permitted by law. Seller has filed all reports and paid all premiums required under the Federal Deposit Insurance Act, as amended, with respect to the Deposits.

     4.8.   Withholding.
            -----------

            Seller has timely complied, and will continue to timely comply through the Closing, in all material respects with the requirement of Section 3406 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     4.9.  Loans.
           -----

           Subject to the limitations set out in Section 2.2 hereof, each Loan being purchased by Buyer is a valid loan in conformity with applicable laws and regulations; its principal balance as shown on Seller's books and records is true and correct as of the last date shown thereon; to the knowledge of Seller, all purported signatures on and executions of any documents in connection with such Loan are genuine. No such Loan is subject to any asserted defense, offer or counterclaim. Subject to the limitations of Section 2.2 hereof, Seller shall provide microfilm or comparable copies of any documents relating to Loans in Seller's possession to Buyer upon request.

     4.10  Deposit Liabilities.
           -------------------

           All Deposit accounts have been administered by Seller to date, and will continue to be administered by Seller to the Closing date, in material compliance with applicable law and regulation.

     4.11  Compliance with Laws.
           --------------------

           Seller holds all material permits, licenses, certificates of authority, orders and approvals of, and has made all material filings, applications and registrations with, all governmental or regulatory bodies that are required in order to permit it to carry on the business of the Branch as it is presently conducted. Seller has conducted the Branch's business so as to comply in all material respects with all applicable statutes, regulations, rules and orders.

     4.12  Restraints on Closing.
           ---------------------

           Seller is not aware of any reason that Buyer will be unable to obtain the regulatory approvals required as a condition to consummation of the transactions contemplated herein, other than the possibility of an adverse determination upon the anti-competitive effects of the proposed transactions.

     4.13  Contracts, Leases and Other Agreements.
           --------------------------------------

           Seller has provided Buyer, or will provide Buyer in connection with Buyer's due diligence, with true and accurate copies of all material leases, agreements, arrangements, deeds and other relevant material documents relating to the Assets that are in Seller's possession.

     4.14  Taxes.
           -----

           (a) Seller has timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by it (including, without limitation, estimated tax returns, income tax returns, information returns and withholdings and employment tax returns) and has paid, or where payment is not required to have been made, in accordance with generally accepted accounting principles, have set up an adequate reserve or accrual for the payment of, all taxes and penalties, if any, required to be paid in respect of the periods covered by such returns.

           (b) All federal, state and local (and, if applicable, foreign) tax returns filed by Seller are complete and accurate in all material respects. Seller is not delinquent in the payment of any tax, assessment or governmental charge, and has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller which have not been settled and paid. There are currently no agreements in effect to extend the period of limitations for the assessments or collection of any tax.

     4.15  Environmental Matters.
           ---------------------

               (a) Seller has not contaminated the Real Estate with any Hazardous Substances as of the date of this Agreement, and to Seller's knowledge, Seller has not permitted any Hazardous Substance to be brought upon, kept or used in, or about the Real Estate. Seller has operated the Real Estate in accordance with Environmental Laws. Except for the underground storage tanks formerly located on the property, which are addressed in the letter from the West Virginia Department of Environmental Protection dated April 5, 1999, a copy of which is included at Schedule 4.15(a) ("DEP Letter"), Seller is not aware of
                        ----------------
any issues relating to the Real Property under Environmental Laws. To Seller's knowledge, the DEP Letter is current and has not been revised, amended or rescinded.

               (b) There are no pending or threatened claims, actions, investigations, notices of non-compliance, information requests or notices of potential responsibility or proceedings involving Seller relating to and there is no reasonable basis for the assertion of any claims, actions, investigations, notices or proceedings with respect to:

                    (1) an asserted liability of under any Environmental authority, settlement, Environmental Law; Seller or any prior owner, Law or the terms and agreement, decree or occupier or user of the real conditions of any permit, other obligation estate license, arising under any

                    (2) the handling, storage, use, Substances; transportation, removal or disposal of Hazardous

                    (3) the actual or threatened from on or under or ground water, land discharge, release or within any such property surface or subsurface emission of Hazardous into the air, water, strata; or Substances surface water,

                    (4) personal injuries or damage Hazardous Substances. to property related to or arising out of exposure to


                                   ARTICLE V
                    BUYER'S REPRESENTATIONS AND WARRANTIES

          Buyer makes the following representations and warranties to Seller as of the date of this Agreement and as of the Closing Date:

     5.1. Power and Authority.
          -------------------

          (a) Buyer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the full power and authority to enter into and perform this Agreement.

          (b) The execution and delivery of this Agreement by Buyer has been duly authorized by all necessary corporate action by Buyer, and this Agreement is the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or other laws affecting creditors' rights generally and a court's right under general principles of equity to refuse to direct specific performance.

           (c) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of Buyer's charter or bylaws, or result in a breach of or constitute a default under any material contract, agreement or other instrument to which it is a party or by which it is bound and will not violate any outstanding judgment, order, injunction, law, rule or regulation to which it is subject.

     5.2.  Litigation and Regulatory Proceedings.
           -------------------------------------

           There are no actions pending or, to Buyer's knowledge, threatened against Buyer which alone, or taken in the aggregate, reasonably would be expected to have any material adverse effect upon the consummation of the transactions contemplated by this Agreement. No governmental agency has notified Buyer that it would oppose or not approve or consent to the transactions contemplated by this Agreement.

     5.3.  Consents and Approvals.
           ----------------------

           Except for the regulatory approvals described in Section 9.3(a) of this Agreement, no consents or approvals, or filings or registrations with any third party or any public body, agency, or authority are necessary in connection with Buyer's consummation of the transactions contemplated by this Agreement.

     5.4.  Deposit Insurance.
           -----------------

           Buyer's deposits (as defined in 12 U.S.C. Section 1813(1)) are insured by the FDIC up to the maximum extent permitted by law. Buyer has filed all reports and paid all premiums required under the Federal Deposit Insurance Act, as amended.

     5.5.  No Broker's or Finder's Fees.
           ----------------------------

           No agent, broker, investment banker, person or firm acting on behalf of or under authority of Buyer or any of its Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with any of the transactions contemplated herein.


                                  ARTICLE VI
                        ADDITIONAL AGREEMENTS OF SELLER

     6.1.  Access to Seller's Premises Records, Personnel.
           ----------------------------------------------

           Upon execution of this Agreement, Seller shall give Buyer and its representatives and counsel, upon reasonable advance notice, reasonable access during normal business hours, unless otherwise expressly consented to by Seller, to the Branch, the Records and appropriate personnel of Seller. Seller shall not be required to provide access to or to disclose information where such access or disclosure would unduly disrupt the operation of the Branch, violate or prejudice the rights of any customer or employee of Seller or be contrary to law or any legal or regulatory order or process.

     6.2.  Regulatory Approvals.
           --------------------

           Seller shall reasonably cooperate with Buyer in obtaining any regulatory approval which Buyer must obtain prior to the Closing.

     6.3.  Conduct of Business.
           -------------------

           Except as provided in this Agreement and as may be agreed upon otherwise with Buyer and except as may be required by applicable law or industry wide practice, Seller shall continue to carry on the business of banking at the Branch and offer interest rates, or charge fees only as permitted under contracts and agreements (as applicable) with customers of the Branch and otherwise as is consistent with its normal operating procedures in the State of West Virginia. Subject to the foregoing, Seller shall use its reasonable efforts to maintain its customer relationships, except for any pricing policies not targeted at the Branch. Between the date hereof and the Closing, Seller shall not, without the prior consent of Buyer:

           (a) acquire or dispose of any Fixed Assets, other than pursuant to commitments made on or before the date of this Agreement and except for replacement of furniture, furnishings and equipment and normal maintenance and refurbishing in the ordinary course of business of the Branches; or

           (b) increase or agree to increase the salary, remuneration or compensation of persons employed at the Branch other than in accordance with Seller's customary policies and/or bank-wide changes consistent with past practices, or pay or agree to pay any uncommitted bonus to any such employees other than regular bonuses granted based on historical practice.

     6.4.  Retirement Plan Accounts.
           ------------------------

           Seller shall notify each of its customers holding Deposits under a Retirement Plan account in a timely fashion of the proposed assumption of their Retirement Plan accounts by Buyer, as contemplated by the plan documents.

     6.5.  Maintenance and Insurance.
           -------------------------

           Seller shall maintain the Real Property and the Fixed Assets in customary repair, order and condition, reasonable wear and tear and damage by fire or other unavoidable casualty excepted. Until the effectiveness of the Closing, Seller shall maintain insurance on the Real Property and the Fixed Assets in an amount sufficient to cover the replacement cost thereof.

     6.6.  Confidentiality.
           ---------------

           Seller shall, and shall cause its Affiliates, directors, officers, employees, and agents to, take all reasonable and appropriate steps to keep confidential all information obtained or furnished to any of them with respect to Buyer and its business, operations, and financial condition, and any information maintained by Seller with respect to the Branch and/or to operations at the Branch; provided, however, that any such information may be disclosed by Seller to the extent required by law, as determined in a written opinion of counsel to Seller (which counsel may be an employee of Seller). In the event such disclosure is required, Seller shall provide Buyer written notice of the information to be disclosed, together with a copy of the written opinion referred to in the immediately preceding sentence, as far in advance of such disclosure as is practicable. At Buyer's request, Seller will use its best efforts to obtain assurances that confidential treatment will be afforded to such information and will disclose only such information as is necessary to comply with its legal obligations as advised in such written opinion. Seller acknowledges that Buyer will suffer irreparable harm as a result of a breach of this Section and that, therefore, Buyer will be entitled to injunctive and other appropriate equitable relief in addition to damages as a result of a breach or imminent breach of this Section. Seller's obligations under this Section 6.6 shall survive both the termination of this Agreement and the Closing.


                                  ARTICLE VII
                        ADDITIONAL AGREEMENTS OF BUYER

     7.1.  Solicitation of Seller's Customers and Employees.
           ------------------------------------------------

           Buyer shall not specifically solicit business from any customer of the Branch or solicit for employment any employee of the Branch prior to the Closing where such customer or employee becomes known to Buyer as a result of the transactions contemplated by this Agreement, including without limitation the Buyer Due Diligence; provided, however, these restrictions shall not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed to all the current customers of Buyer or to the public, or newspaper, radio, or television advertisements of a general nature or otherwise prevent Buyer from taking such actions as may be required to comply with any applicable federal or state laws, rules, or regulations. The foregoing restrictions notwithstanding, Buyer may continue to solicit Customers of the Branch with whom Buyer has existing business relationships which are normally established and maintained in offices other than the Branch, and Buyer may continue to solicit such business relationships without restriction prior to the Closing Date.

     7.2.  Regulatory Approvals.
           --------------------

           Buyer agrees to use its best efforts to obtain as soon as reasonably practicable any regulatory approval required to consummate the transactions contemplated by this Agreement. Buyer shall notify Seller promptly of any significant development with respect to any regulatory application made under this Section. Buyer also shall provide Seller with a copy of any regulatory approval it receives under this Section, promptly upon its receipt thereof.

     7.3.  Confidentiality.
           ---------------

           Buyer shall, and shall cause its Affiliates, directors, officers, employees, and agents to, take all reasonable and appropriate steps to keep confidential all information obtained or furnished to any of them with respect to Seller and its business, operations, and financial condition, and any information maintained by Buyer with respect to the Branch and/or to operations at the Branch; provided, however, that any such information may be disclosed by Buyer to the extent required by law, as determined in a written opinion of counsel to Buyer (which counsel may be an employee of Buyer). In the event such disclosure is required, Buyer shall provide Seller written notice of the information to be disclosed, together with a copy of the written opinion referred to in the immediately preceding sentence, as far in advance of such disclosure as is practicable. At Seller's request, Buyer will use its best efforts to obtain assurances that confidential treatment will be afforded to such information and will disclose only such information as is necessary to comply with its legal obligations as advised in such written opinion. Buyer acknowledges that Seller will suffer irreparable harm as a result of a breach of this Section and that, therefore, Seller will be entitled to injunctive and other appropriate equitable relief in addition to damages as a result of a breach or imminent breach of this Section. Buyer's obligations under this
Section 7.3 shall survive both the termination of this Agreement and the Closing.

     7.4.  Change of Name, Etc.
           --------------------

           Immediately after the Closing, Buyer will (a) change the name on all documents and facilities relating to the Branch to Buyer's name, (b) notify all Customers as of the Closing Date of the consummation of the transactions contemplated by this Agreement, and (c) provide all appropriate notices to the FDIC and the OCC and any other appropriate regulatory authorities required from Buyer as a result of the consummation of these transactions. As soon as practicable and, in any event, no later than seven (7) calendar days after the Closing Date, Buyer will issue new checks, draft forms, loan coupon books and deposit slips reflecting its transit and routing number to Customers of the Branch able to access accounts through either checks or drafts. Buyer shall use its best efforts to encourage these customers to begin using these checks and cease using checks bearing Seller's name.

     7.5.  Continued Operation of the Branches.
           -----------------------------------

           Subject to Buyer obtaining any necessary regulatory approval under
Section 7.2 of this Agreement, Buyer shall establish a branch at the present location of the Branch and shall continue to operate the Branch after the Closing for at least as long as necessary to comply with any branch closing notice requirements. No notice with respect to any such closing shall be made or given until after the Closing Date. In no event shall Seller be required to participate in the closing of the Branch or in any notice to customers relating to such closing.

     7.6.  Collateral for Government Deposits.
           ----------------------------------

           Buyer shall assume Seller's responsibilities under any agreement regarding the pledge of collateral with respect to any Deposit of a customer that is a governmental entity or school district or make other arrangements acceptable to such customer prior to the Closing Date. All such deposits are specified in Schedule 7.6 hereto. Any collateral required to secure the
             ------------
Deposits of any such customer shall be pledged by Buyer no later than the Closing Date.


                                 ARTICLE VIII
                           EMPLOYEES OF THE BRANCHES

     8.1.  Hiring of Branch Employees.  Buyer shall extend offers of employment
           --------------------------
to branch employees on the payroll of the Branch on the Closing Date (the "Transferred Employees"). Each offer of employment shall be effective as of the Closing Date and shall provide a salary or hourly wage equal to that being paid to such Transferred Employee by Seller as of the Closing Date, except that Buyer may adjust such Transferred Employee's salary if necessary so that it is comparable to the salaries of other employees of the Buyer in similar positions.

     8.2.  Employee Benefits.
           -----------------

           (a) Following the Closing, Buyer shall not have any liability or obligation under any Benefit Plans or any other program or arrangement of Seller or an ERISA Affiliate thereof under which any current or former employee of Seller or any of its Affiliates has any right to any benefits. The Seller shall reserve the right to settle the benefit obligations of the Retirement Plan in a manner that it so chooses subject to the regulatory and statutory requirements imposed upon the plans by the Internal Revenue Service (the "IRS") and Department of Labor (the "DOL").

           (b) Upon the Closing, the participation of Transferred Employees in the Benefit Plans of the Seller shall cease in accordance with the terms of such plans. The Seller shall have no further obligation to provide employee benefits to the Transferred Employees.

           (c) From and after the Closing Date, Buyer shall provide the Transferred Employees with the employee benefits, if any, provided to employees of Buyer and its Affiliates.

     8.3.  Training.
           --------

           Seller shall permit Buyer to train the Transferred Employees with regard to Buyer's operations, policies and procedures before the Closing Date at the Buyer's sole cost and expense. This training shall take place outside of business hours and may, at Buyer's option, take place at the Branch.


                                  ARTICLE IX
                                    CLOSING

     9.l   Time and Place of Closing.
           -------------------------

           (a) Subject to the conditions to Closing set forth in Sections 9.3 and 9.4, the Closing shall take place on such date, mutually agreed upon by the parties hereto after the conditions set forth in Section 9.3(a) and 9.4(a) have been satisfied in full (the "Closing Date"); provided, however, that the Closing shall occur no later than June 30, 2000. The Closing shall take place at the offices of Seller, at 10 a.m. on the Closing Date, or at such other time and place as may be mutually agreed upon by the parties. The Closing shall be effective as of 2:00 p.m. (Eastern Time) on the Closing Date.

           (b) Simultaneously with the occurrence of the Closing, Seller and Buyer shall convert all other assets and liabilities from Seller's data processing system to Buyer's data processing system, in accordance with the procedures established pursuant to Section 2.9.

     9.2.  Closing Documents.
           -----------------

           On the Closing Date, the following actions shall be taken:

           (a)  Seller shall deliver to Buyer the following:

                (i) the Bill of Sale in substantially the form of Exhibit 9.2A attached hereto (the "Bill of Sale") and all other bills of sale, assignments and other documents of transfer and instruments (which documents and instruments shall be satisfactory in form and substance to legal counsel of Seller and Buyer) necessary to convey to Buyer all its right, title and interest in and to the Assets hereunder;

                (ii) the Assignment and Assumption Agreement in substantially the form of Exhibit 9.2B attached hereto (the "Assignment and Assumption Agreement");

                (iii) a general warranty deed transferring title to the Real
                      Property from Seller to Buyer in form and content reasonably acceptable to Buyer;

                (iv) the Loans purchased by Buyer duly and properly endorsed to Buyer by Seller, together with all notes, guarantees, agreements and other evidence thereof and all collateral and security interests securing the Loans in the possession of Seller and all necessary assignments, endorsements and other instruments of conveyance as may be reasonably necessary under the circumstances; provided that all such assignments, endorsements and other instruments of conveyance shall be without recourse as to collection to Seller;

                (v) a certificate, signed by a duly authorized officer of Seller, certifying that (A) the representations and warranties of Seller in this Agreement are true in all material respects as of the Closing Date and (B) the covenants of Seller to be performed on or before the Closing Date have been performed in all material respects;

                (vi) copies of resolutions of Seller's Board of Directors or other appropriate governing committee, certified by Seller's secretary or assistant secretary, authorizing the execution of this Agreement and the transactions contemplated hereby, and a certificate of Seller's secretary or assistant secretary as to the incumbency of each officer of Seller executing this Agreement and all instruments, certificates and documents required to be executed and delivered by Seller at the Closing; and

                (vii) updated Schedules to this Agreement.

           (b)  Buyer shall execute and deliver to Seller the following:

                (i)   the Assignment and Assumption Agreement;

                (ii) such other instruments as may be necessary for Buyer to validly acquire the Real Property;

                (iii) a certificate, signed by a duly authorized officer of
                      Buyer, certifying that (A) the representations and warranties of Buyer under this Agreement are true in all material respects as of the Closing Date and (3) the covenants of Buyer to be performed on or before the Closing Date have been performed in all material respects; and

                (iv) copies of resolutions of Buyer's Board of Directors or other appropriate governing committee, certified by Buyer's secretary or assistant secretary, authorizing the execution of this Agreement and the transactions contemplated hereby, and a certificate of Buyer's secretary or assistant secretary as to the incumbency of each officer of Buyer executing this Agreement and all instruments, certificates and documents required to be executed and delivered by Buyer at the Closing; and

                (v) a copy of Form 8594 completed pursuant to Section 3.4 hereof.

      9.3. Buyer's Conditions to Closing.
           -----------------------------

           Unless waived in writing by Buyer in its sole discretion, Buyer's obligations to purchase the Assets and assume the Liabilities shall be contingent upon and subject to the fulfillment on or prior to the Closing of the following conditions in all material respects:

           (a)  Regulatory Approvals.  Buyer shall have received all regulatory
                --------------------
approvals which are required by law or otherwise to consummate the transactions contemplated by this Agreement, including without limitation the approval of the OCC and any required approvals of the Federal Reserve Board or the FDIC, and any required waiting period with respect to such regulatory approvals shall have expired without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement;

           (b)  Representations, Warranties and Covenants.  Each of Seller's
                -----------------------------------------
representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Closing Date and all material covenants to be performed by Seller on or before the Closing Date shall have been performed or met in all material respects;

           (c)  Closing Documents.  Seller shall have delivered to Buyer the
                -----------------
documents set forth in Section 9.2(a); and

           (d)  Preliminary Payment.  Buyer shall have received the Preliminary
                -------------------
Payment as provided in Section 3.3(a).

           (e)  No Material Adverse Changes.  There shall have been no material
                ---------------------------
adverse changes in the Assets or the Liabilities.

           (f)  Due Diligence. Buyer shall have completed the Buyer Due
                -------------
Diligence as provided in paragraph 2.2 of this Agreement.

                Buyer shall also have completed to its reasonable satisfaction the additional due diligence review as provided in paragraph 2.3 of the Agreement, which review shall be completed no later than forty-five (45) days after execution of this Agreement.

     9.4.  Seller's Condition's to Closing.
           -------------------------------

           Unless waived in writing by Seller in its sole discretion, Seller's obligation to sell the Assets and transfer the Liabilities to Buyer is contingent upon and subject to the fulfillment of the following conditions in all material respects:

           (a)  Board Approval.  The Board of Directors of Seller, or an
                --------------
authorized committee thereof, shall have approved the execution and delivery of this Agreement by Seller and Seller's performance of its obligations contemplated hereby;

           (b)  Regulatory Approvals.  Buyer shall have received all regulatory
                --------------------
approvals which are required by law or otherwise to consummate the transactions contemplated by this Agreement, including without limitation the approval of the OCC and any required approvals of the Federal Reserve Board or the FDIC, and any required waiting period with respect to such regulatory approvals shall have expired without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement;

           (c)  Representations, Warranties and Covenants.  Each of Buyer's
                -----------------------------------------
representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Closing Date and all material covenants to be performed by Buyer on or before the Closing Date shall have been performed in all material respects; and

           (d)  Closing Documents.  Buyer shall have delivered to Seller the
                -----------------
documents set forth in Section 9.2 (b).

           (e)  Closing of South Branch/Potomac Merger.  The merger of South
                --------------------------------------
Branch Valley Bancorp, Inc. and subsidiary Potomac Interim Bank, Inc. with and into Potomac Valley Bank pursuant to an Agreement and Plan of Merger dated as of July 16, 1999, shall have been consummated.


                                   ARTICLE X
                                INDEMNIFICATION

     10.1. Indemnification of Seller.
           -------------------------

           Subject to the limitations set forth in Section 10.4 hereof, Buyer shall indemnify, defend, and hold harmless Seller and its Affiliates and each of their respective officers, directors and employees from and against any and all liability, damages, claims, suits, judgments, fines, costs, penalties, and expenses (including attorneys' fees and disbursements) (together, "Damages") suffered or incurred by Seller which arise out of or result from Buyer's ownership of the Assets or failure after the Closing to perform, pay, discharge, or satisfy any of the Liabilities in any material respect, to perform any obligation under this Agreement, or which arise out of any breach by Buyer of any representation or warranty of Buyer set forth in this Agreement.

     10.2. Indemnification of Buyer.
           ------------------------

           Subject to the limitations set forth in Section 10.4 hereof, Seller shall indemnify, defend, and hold harmless Buyer and its Affiliates and each of their respective officers, directors and employees from and against any and all Damages suffered or incurred by Buyer which arise out of Seller's ownership of the Assets or failure prior to the Closing to perform, pay, discharge, or satisfy any of the Liabilities (to the extent required prior to the Closing) in any material respect, to perform any obligation under this Agreement, or which arise out of any breach by Seller of any representation or warranty of Seller set forth in this Agreement.

     l0.3. Notice.
           ------

           Promptly after the service of process by any third person in any litigation or proceeding, or the receipt of any claim or demand in respect of which a party may have any claim for indemnification under this Agreement, or as soon as reasonably practicable after such party shall have acquired notice of any other matter with respect to which indemnity may be so sought, such party will notify the indemnifying party thereof. The indemnifying party shall have the right within ten (10) Banking Days of receipt of such notice to assume the defense, settlement or compromise (as to settlements or compromise only with the prior written consent of the indemnified party, which shall not be withheld unreasonably) of any such claim, action, suit or proceeding at its own expense, including the retention of counsel reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate with the indemnifying party as provided in Section 10.5 below. In such event, the indemnified party shall have the right, upon prompt written notice to the indemnifying party, to retain separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the indemnified party's own expense. If the indemnifying party does not notify the indemnified party that it will assume the defense, settlement or compromise of any such claim, action, suit or proceeding within ten (10) Banking Days upon receipt of notice thereof, the indemnified party shall have the full and sole right to defend, settle or compromise such claim, action, suit or proceeding with the consent of the indemnifying party.

     10.4.  Limitation on Indemnification.
            -----------------------------

            No indemnification shall be payable under Section 10.1 or Section
10.2 unless the amount of the Damages for which indemnification is being sought or could be sought shall exceed, in the aggregate, $35,000, and then only to the extent of such excess. No party hereto shall be entitled to indemnification to the extent that Damages, singly or in the aggregate, shall exceed $1,500,000. No party hereto shall be entitled to indemnification for Damages unless claim for indemnification is made within two (2) years of the date of this Agreement; provided, that this two year limitation shall not apply to claims relating to breaches of the representations and warranties set forth in Sections 4.1 and 5.1.

     10.5.  Cooperation.
            -----------

            Seller shall give prompt notice to Buyer of any facts coming to its attention that may give rise to a claim for indemnification. Seller shall cooperate with Buyer in any investigation, or in the defense of any litigation or proceeding that might give rise to a claim for indemnification or that would give rise to a claim for indemnification if brought against Seller. Such cooperation shall include providing witnesses, files, documents and records that Seller is uniquely in a position to provide.

     10.6   Exclusive Remedy.
            ----------------

            The rights established by this Article X shall be the exclusive remedy available to each party hereto in the event of a claim for Damages by such party other than claims for fraud.


                                  ARTICLE XI
                                  TERMINATION

     11.1.  Termination by Either Party.
            ---------------------------

            (a)  This Agreement may be terminated prior to closing as follows:

                 (i) By either party, if the other party fails to cure any material breach of any representation, warranty, or covenant within thirty (30) calendar days after being notified in writing of the breach by the party terminating this Agreement; or

                 (ii) By either party, upon the expiration of thirty (30) calendar days after the FDIC, the Banking Commission or any other governmental agency or regulatory authority issues a decision denying or refusing to grant the approvals or consents required to be obtained pursuant to this Agreement, unless within said 30-day period Seller and Buyer agree to submit an application to or appeal the decision of the regulatory authority which has denied or refused to grant said approval;

                 (iii) By either party, if the Closing does not occur on or before June 30, 2000, provided that the party terminating this Agreement has used its best efforts to perform its obligations hereunder; or

                 (iv) By both parties upon their mutual agreement in writing to terminate this Agreement.

            (b) In the event this Agreement is terminated, it shall be of no further force or effect and the parties shall be released from all further obligations hereunder except as otherwise specified herein and except that the termination of this Agreement under subsection (a)(i) above shall not absolve the breaching party from any liability to the other party arising out of such breach.


                                  ARTICLE XII
                                 MISCELLANEOUS

     12.1.  Further Assurances.
            ------------------

            (a) On and after the Closing Date, Seller agrees to give such further reasonable assurances and to execute, acknowledge and deliver such bills of sale, deeds, acknowledgments and other instruments of conveyance and transfer as in Buyer's judgment are reasonably necessary and appropriate to vest effectively in Buyer the full legal and equitable title to all the Assets and Liabilities.

            (b) On and after the Closing Date, Buyer shall execute, acknowledge and deliver any documents or instruments as may be necessary and appropriate to relieve and discharge Seller from its obligations with respect to the Liabilities.

            (c) Seller and Buyer shall cooperate fully with each other in connection with any examination conducted by any tax authority subsequent to the Closing Date by promptly providing to the other, upon written request, information relating to the tax liability of any business operated by Seller or Buyer with respect to the Branch.

     12.2.  Survival of Representations and Warranties.
            ------------------------------------------

            Each and every one of Buyer's and Seller's representations and warranties under this Agreement or contained in any certificate or instrument delivered by either party at Closing shall survive for a period of two (2) years from the Closing Date, except that the representations and warranties set forth in Sections 4.1 and 5.1 shall survive indefinitely following the Closing Date.

     12.3.  Non-Solicitation of Business.
            ----------------------------

            (a) For a period of eighteen (18) months after the Closing Date, Seller will not specifically target and solicit customers of the Branch utilizing any customer or mailing list which consists primarily of Customers of the Branch; provided, however, these restrictions shall not restrict general mass mailings, telemarketing calls, statement stuffers and other similar communications directed to all the current customers of Seller or to the public, or newspaper, radio, or television advertisements of a general nature or otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules, or regulations. The foregoing restrictions notwithstanding, Seller may continue to solicit Customers of the Branch with whom Seller has existing business relationships which are normally established and maintained in offices other than the Branch, and Seller may continue to solicit such business relationships without restriction after the Closing Date.

            (b) Each of Seller and Buyer acknowledges that the restrictions and agreements contained in this Section 12.3 are reasonable and necessary to protect the legitimate interests of the parties hereto, and that any violation of this Section 12.3 by one party will cause substantial and irreparable harm to the other party that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

             (c) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this
Section 12.3, any term, restriction, covenant, or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall not thereby be terminated but that it shall be deemed modified to the extent necessary to make it enforceable by such court or agency and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such modification or amendment in any event to apply only with respect to the operation of this Section 12.3 in the particular jurisdiction in which such adjudication is made.

     12.4.   Entire Agreement and Amendment.
             ------------------------------

             This Agreement sets out the complete agreement of the parties with respect to the matters discussed herein, and supersedes all prior agreements between the parties, whether written or oral, with respect to such matters. No provision of this Agreement may be amended or waived except as expressly stated in writing and executed by both parties.

     12.5.   Dispute Resolution.
             ------------------

             (a) Seller and Buyer each agree to submit all matters of disagreement, dispute, or controversy between Seller and Buyer under this Agreement to binding arbitration (except for matters to be resolved by the Mediator concerning the Preliminary Closing Statement and the Final Closing Statement pursuant to Section 3.3 hereof) before the American Arbitration Association (the "AAA"). All arbitration proceedings shall be conducted by three arbitrators in Charleston, West Virginia, under the rules of the AAA, except as otherwise provided in this Section 12.5. The party submitting a matter to arbitration shall include in the submission the name and address of the arbitrator selected by it, and the non-submitting party shall submit the name and address of the arbitrator selected by it within twenty (20) calendar days after receipt of notice of the submission. The two arbitrators selected by Seller and Buyer shall be instructed to appoint a third arbitrator as soon as practicable. If they fail to do so within twenty (20) calendar days after the appointment of the non-submitting party's arbitrator, the AAA may appoint the third arbitrator and shall appoint the third arbitrator within thirty (30) calendar days after the appointment of the non-submitting party's arbitrator.

             (b) The fees and expenses of each arbitrator and all other costs and expenses incurred in the arbitration, including reasonable attorneys' fees, shall be borne as specified in the arbitrators' award.

             (c) Notwithstanding subsection (a) of this Section 12.5 either party shall be entitled to commence a suit at law for the purpose of (i) obtaining appropriate equitable relief in the event of a violation, or imminent violation, of Section 6.6 or 7.3 of this Agreement or (ii) enforcing the indemnification obligation under Article X of this Agreement. Neither party shall prejudice any right to seek arbitration of any dispute arising with respect to Section 6.6 or 7.3 or Article X by commencing such a suit at law.

     12.6.   Counterparts.
             ------------

             This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     12.7.   Severability.
             ------------

             If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such declaration shall not affect the validity of the remaining provisions.

     12.8.   Applicable Law.
             --------------

             This Agreement shall be governed by the laws of the State of West Virginia, without regard to principles of conflicts of laws thereof, except to the extent that the laws of the United States of America are applicable.

     12.9.   Exhibits and Schedules.
             ----------------------

             All exhibits and schedules referred to herein shall constitute a part of this Agreement.

     12.10.  Assignment.
             ----------

             This Agreement is not assignable by either party without the prior written consent of the other party.

     12.11.  Headings.
             --------

             The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning of this Agreement or any of its provisions.

     12.12.  Notices.
             -------

             Any notice under this Agreement shall be made in writing and shall be deemed received when either received or delivered in person, by facsimile transmission, or by first class mail, postage prepaid, to the parties at the address set forth below or at such other addresses as each party shall inform the other in writing:

             If to Seller to:

                    South Branch Valley National Bank
                    310 North Main Street
                    P.O. Box 680
                    Moorefield, West Virginia 26836
                    Fax: (304) 538-7053
                    Phone: (304) 538-1000
                    ATTN: H. Charles Maddy, III, President and CEO

             with a copy to:

                    Sandra M. Murphy, Esq.
                    Bowles Rice McDavid Graff & Love, PLLC
                    600 Quarrier Street
                    P.O. Box 1386
                    Charleston, West Virginia 25325-1386
                    Fax: (304) 343-3058

                    Phone: (304) 347-1131


          If to Buyer to:

                    Citizens National Bank of Elkins
                    211-213 Third Street
                    P. O. Box 1519
                    Elkins, West Virginia  26241
                    Fax: (304) 636-6924
                    Phone: (304) 636-4095
                    ATTN: Robert J. Schoonover, President and CEO

          with a copy to:

                    Charles D. Dunbar, Esq.
                    Jackson & Kelly, PLLC
                    1600 Laidley Tower (Zip 25301)
                    P. O. Box 553
                    Charleston, West Virginia  25322
                    Fax: (304) 340-1080
                    Phone: (304) 340-1196

     12.13.  Expenses.
             --------

             Unless specifically stated to the contrary in this Agreement, each party shall assume and pay for the expenses it incurs with respect to the purchase and sale of the Assets and assumption of the Liabilities under this Agreement.

     12.14.  Public Announcements.
             --------------------

             Prior to making any press release relating to this Agreement or the transactions contemplated hereby, Seller and Buyer shall agree with each other as to the form and substance of such press release. Prior to making any other public disclosures relating to this Agreement or the transactions contemplated hereby, Seller and Buyer shall consult with each other as to the form and substance of such disclosure and shall furnish a copy of the text of such disclosure to the other party, provided, however, that nothing herein shall prohibit either party from making any disclosure which its legal counsel reasonably deems necessary to comply with applicable law.

     12.15.  No Third Party Beneficiary.
             --------------------------

             The parties agree that they are the sole intended beneficiaries of this Agreement and that there are no intended third party beneficiaries of this Agreement.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective authorized representatives, as of the date first above written.

                              SELLER

                              SOUTH BRANCH VALLEY NATIONAL BANK
     [ SEAL ]

                              By: /s/ H. Charles Maddy, III
                                  -----------------------------------
                                      H. Charles Maddy, III
                                      President and CEO

                              BUYER

                              CITIZENS NATIONAL BANK OF ELKINS
     [ SEAL ]

                              By: /s/ Robert J. Schoonover
                                  -----------------------------------
                                      Robert J. Schoonover
                                      President and CEO

STATE OF WEST VIRGINIA
COUNTY OF HARDY, to-wit:

          I, _____________________________, a notary public in and for said state and county, do hereby certify that H. Charles Maddy, III, whose name is signed to the above writing as President of South Branch Valley National Bank, has this day acknowledged the same before me.

          Given under my hand this _________day of December, 1999.

          My commission expires ________________________________.


                                _________________________________
                                          Notary Public

STATE OF WEST VIRGINIA
COUNTY OF ____________, to-wit:

          I, _____________________________, a notary public in and for said state and county, do hereby certify that Robert J. Schoonover, whose name is signed to the above writing as President of Citizens National Bank of Elkins, has this day acknowledged the same before me.

          Given under my hand this _________day of December, 1999.

          My commission expires ________________________________.


                                _________________________________
                                          Notary Public

                       SOUTH BRANCH VALLEY BANCORP, INC.
                              DISCLOSURE SCHEDULE

                       PURCHASE AND ASSUMPTION AGREEMENT
                                BY AND BETWEEN
                       SOUTH BRANCH VALLEY NATIONAL BANK
                                      AND
                       CITIZENS NATIONAL BANK OF ELKINS



          This disclosure schedule (this "Disclosure Schedule") is being furnished by South Branch Valley National Bank ("South Branch") to Citizens National Bank of Elkins ("Citizens") in connection with the execution and delivery of that certain Purchase and Assumption Agreement dated as of December 17, 1999 (the "Agreement"), by and between South Branch and Citizens. Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement.

          No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule.

          This Disclosure Schedule and the information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations, warranties and covenants of South Branch contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties and covenants.

                        List of Schedules and Exhibits
                        ------------------------------


Schedules:
---------

 Schedule A   --   The Branch

 Schedule B   --   Fixed Assets

 Schedule C   --   The Loans

 Schedule D   --   Operation and Maintenance Contracts

 Schedule E   --   Real Property


Seller's Disclosure Schedules:
-----------------------------

 Schedule 4.2  --   Actions Pending Against Seller - None

 Schedule 4.3  --   Consents and Approvals - None

 Schedule 4.5  --   Real Property Title Exceptions - None

 Schedule 4.6  --   Fixed Assets Title Exceptions - None

 Schedule 4.15(a)  --    Environmental Matters - See attached

 Schedule 7.6  --   Government Deposits - See attached


Exhibits:
--------

 Exhibit 9.2A   --   Form of Bill of Sale

 Exhibit 9.2B   --   Form of Assignment and Assumption Agreement

                                                   Schedule A



Petersburg Branch of South Branch Valley National Bank
102 Virginia Avenue
Petersburg, WV 26847

                                                   Schedule B

                       SOUTH BRANCH VALLEY BANCORP, INC.

             SOUTH BRANCH VALLEY NATIONAL BANK, PETERSBURG BRANCH
                                 GRANT COUNTY

                              102 Virginia Avenue
                             Petersburg, WV  26847
                                     Owned


Fixed Assets:
       Net Book Value (land, building, FF&E)           $  242,179.03



Facilities:
       Type:  Stand Alone Brick
       Night deposit/ATM/Drive-thru/Safe Deposit          Y/N/Y/N



See detail attached

Buyer and Seller will mutually agree before Closing as to which of the listed Fixed Assets will be purchased by Buyer. Buyer and Seller acknowledge that no computer software is being transferred hereunder.

SOUTH BRANCH VALLEY NATIONAL BANK - PETERSBURG BRANCH
FIXED ASSET BOOK VALUES AT NOVEMBER 30, 1999


                                      Acquisition                          Accumulated
                                         Date               Cost           Depreciation            NBV
                                      ---------------------------------------------------------------------
2 lots Virginia Avenue                   11/15/95        $ 35,000.00       $     -             $ 35,000.00
Building, Virginia Avenue                11/15/95         200,309.86          20,239.65         180,070.21
Carpeting, building                       9/12/96           2,408.74             782.82           1,625.92
Pentium II server                         3/10/99           4,081.00             612.15           3,468.85
Novell tape drive                         8/25/99           2,122.54             126.35           1,996.19
4 desks                                  11/15/95           1,015.00             828.91             186.09
Chairs and credenzas                     11/15/95             722.00             589.63             132.37
Miscellaneous furniture                  11/15/95             453.00             369.95              83.05
Diebold safe                             11/15/95           1,598.00             652.51             945.49
Diebold security system                  11/15/95             705.00             575.75             129.25
Branch sign                              12/20/95           2,200.00             861.66           1,338.34
Internet/Intranetware between loc.        8/11/97           3,452.54           1,611.18           1,841.36
Kitchen appliances                       11/15/95             432.00             432.00                  -
Pictures                                 11/15/95             486.00             394.59              91.41
Typewriters and calculators              11/15/95             591.00             591.00                  -
3 Sharp 3520 teller machines             11/15/95           3,861.32           3,153.39             707.93
9 teller cabinets                        11/15/95             571.00             463.60             107.40
Laserjet 4 plus printer                  11/27/95           2,626.84           2,101.47             525.37
4 dr. lateral filing cabinet              2/23/96           2,242.70             841.01           1,401.69
Phone system                              2/07/96           2,320.88           1,665.38             655.50
EZ teller machines                        9/10/97          15,386.54           6,923.94           8,462.60
EZ teller software                        9/10/97           6,200.00           2,789.99           3,410.01
                                                         -----------         ----------        -----------

                                                         $288,785.96         $46,606.93        $242,179.03
                                                         =================================================

                                                   Schedule C


                       SOUTH BRANCH VALLEY BANCORP, INC.

             SOUTH BRANCH VALLEY NATIONAL BANK, PETERSBURG BRANCH
              LOAN DISTRIBUTION SCHEDULE AS OF NOVEMBER 30, 1999

                               CURRENT          % of         WEIGHTED
LOAN TYPE                      BALANCE          TOTAL          RATE
---------                      -------          -----          ----
Installment                   $4,299,943        68.94%          9.33%
Credit Line                      163,514         2.62%          7.45%
Business                         251,097         4.03%          8.97%
Variable rate mortgages        1,522,388        24.41%          7.43%
                              --------------------------------------
               TOTAL LOANS    $6,236,942       100.00%          8.80%
                              ======================================

                                                   Schedule D

SOUTH BRANCH VALLEY NATIONAL BANK-PETERSBURG BRANCH


PACKARD BUSINESS SYSTEMS (Teller machines) maintenance from 7/15/99 thru 7/15/00; annual cost $1,886.80

GRANT COUNTY OFFICE EMERGENCY SERVICES (alarm monitoring) 1/1/99 thru 12/31/99; annual cost $300.00

                                                   Schedule E

                                               Book 192 Page 647

Last ____________________ DEED
NO.        42006
    ---------------------

     THIS DEED, made and entered into this 14/th/ day of NOVEMBER 1995, by and between BLUE RIDGE BANK, a West Virginia corporation, Grantor and party of the first part, and SOUTH BRANCH VALLEY NATIONAL BANK, a national association, Grantee and party of the second part.

     WITNESSETH: That for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, receipt of which is hereby acknowledged, and other good and valuable consideration, receipt of which is also hereby acknowledged, the party of the first part does hereby grant, bargain, sell and convey unto the party of the second part, with covenants of general warranty and against all liens and encumbrances the following described parcel of real estate together with all rights, privileges, improvements, rights-of-way and appurtenances thereunto belonging or in anywise appertaining, situate in Milroy District, Grant County, West Virginia and more particularly described as follows:

          All that certain real estate being identified on the Land Books of said County as "two lots, Virginia Avenue, Service
     Station, Map 4, Parcel 118." The Real estate is further identified by a plat of survey recorded along with and made a part of corrective deed from Ralph J. Bean, et ux., to General Telephone Company of the Southeast, by deed dated September 5, 1975, and of record in the Grant County Clerk's Office in Deed Book 111, at Page 313, said plat being recorded at pages 321 and
     328. On said plat, the real estate herein described fronts on Virginia Avenue 156.13 feet; fronts on Grove Street 94.73 feet; joins General Telephone Company 152.32 feet; and John Edgar and Roseannah Glover 100 feet.

     AND BEING that same parcel of real estate as was conveyed from Resolution Trust Corporation, as Receiver of Shenandoah Federal Savings Association, to Blue Ridge Bank, a West Virginia corporation, by deed dated the 21/st/ day of June 1995, of record in the Office of the Clerk of the County Commission of Grant County, West Virginia, in Deed Book 190, at page 625.

                                                   Schedule 4.15 (a)

[SEAL]
                                        Office of Environmental Remediation
                                                       116 Industrial Drive
                                                        Oak Hill, WV  25901
                                              Telephone Number 304-465-1911
                                                    Fax Number 304-465-0031

              West Virginia Division of Environmental Protection
--------------------------------------------------------------------------------
Cecil H. Underwood                                              Michael P. Miano
Governor                                                                Director
                                 April 5, 1999



City Holding Company
P.O. Box 7520
Cross Lanes, WV 26313

Attn:  Matthew B. Call

Re: Review of Request for No Further Action
    Blue Ridge Bank 102 Virginia Ave., Petersburg, WV
    Leak No. 95-105 / WV.ID.No. 1207265

Dear Mr. Call:

     A review of the reports submitted by your company have been reviewed along with other file information. In addition we have received documentation of the abandonment of the monitoring wells associated with your site. Based on the information which you have submitted the Leaking Underground Storage Tank Section of the Office of Environmental Remediation is requiring "No Further Action at This Time" for the above referenced site. Should you have any questions regarding this matter please contact Mr. Michael Sutphin at (304) 465-1911.


                                         Sincerely,



                                         Michael Sutphin, Geologist
                                         Office of Environmental Remediation

cc: Don Martin (WVDEP)
    Charleston file No. 95-105


                      OFFICE OF ENVIROMENTAL REMEDIATION
    TELEPHONE: (304) 465-1911 FAX: (304) 465-0031 TDD: 1-800-422-5700

                                                                    Schedule 7.6


     ---------------------------------------------------------------------
     ---------------------------------------------------------------------
     Petersburg Branch Government Deposits
     ---------------------------------------------------------------------
     Name                                        Balance as of 11/30/99
     ---------------------------------------------------------------------
     City of Petersburg                                     $ 15,591.94
     ---------------------------------------------------------------------
     Grant County Board of Education                        $ 26,792.08
     ---------------------------------------------------------------------
     Woodland Terrace Apartments                            $223,293.44
     ---------------------------------------------------------------------
     Total                                                  $265,677.46
     ---------------------------------------------------------------------




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

                                 Exhibit 9.2A

                       PURCHASE AND ASSUMPTION AGREEMENT

                                    Between

                       SOUTH BRANCH VALLEY NATIONAL BANK

                                      and

                       CITIZENS NATIONAL BANK OF ELKINS


                     BILL OF SALE AND ASSIGNMENT OF LOANS


          THIS BILL OF SALE AND ASSIGNMENT OF LOANS is dated this _____ day of _________________, 1999, by South Branch Valley National Bank, a national banking association ("Seller").

                             W I T N E S S E T H:

          WHEREAS, Seller and Citizens National Bank of Elkins, a national banking association, ("Buyer") have entered into a Purchase and Assumption
Agreement dated as of                                   , 1999, (the
"Agreement") which provides for the sale by Seller to Buyer of certain personal property and loans related to certain of Seller's branch offices (the "Branch"), all as set forth in the Agreement;

          NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, set over, convey and transfer to Buyer all of its right, title and interest in and to the following assets (the "Assets"):

     1. All furniture, fixtures and tangible personal property located in the Branch, except for:

          a. any rights to the name "South Branch Valley National Bank" and any of Seller's corporate logos, trademarks, trade names, signs, paper stock, forms and other supplies containing any such logos, trademarks or trade names; and

          b. the assets listed on Exhibit 1(b) hereto.

     2. All of the Loans maintained, serviced and listed in Seller's general ledger as loans of the Branch (except for those Loans that Buyer rejects in accordance with the provisions of Section 2.2 of the Agreement), a list of such specific loans to be attached hereto on the date of the Final Closing Statement to be delivered by Seller in accordance with Section 3.3(b) of the Agreement (the "Loans");

     3.   All of Seller's Records (as defined in Section 2.4(a) of the
          Agreement).

          Seller, for itself and its successors and assigns, does hereby covenant and agree to and with Buyer and its successors and assigns that it (i) is seized of, and has the right to convey to Buyer, such title to the Assets as is provided in the Agreement, (ii) will warrant and defend said title to the Assets in the manner provided in the Agreement, and (iii) shall, from time to time, at the request of Buyer, execute, acknowledge and deliver to Buyer any and all further instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to transfer the Assets to Buyer, to enable Buyer to bill, collect, service and administer the Loans and to give full force and effect to the full intent and purposes of this Bill of Sale.

          IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its duly authorized officers and its corporate seal to be affixed hereto, all as of the day and year first above written.

                                    _________________________________


                                    By:  ___________________________

                                    Its:  ___________________________

     [Corporate Seal]

ATTEST:


________________________
      Secretary

                                 Exhibit 9.2BA

                       PURCHASE AND ASSUMPTION AGREEMENT

                                    Between

                       SOUTH BRANCH VALLEY NATIONAL BANK

                                      and

                       CITIZENS NATIONAL BANK OF ELKINS


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this _____ day of _______________, 1999, by and between South Branch Valley National Bank, a national banking association ("Seller"), and Citizens National Bank of Elkins, a national banking association ("Buyer").


                             W I T N E S S E T H:

          WHEREAS, Seller and Buyer have entered into a Purchase and Assumption Agreement dated as of ______________, 1999 (the "Agreement"), which provides for the assignment by Seller of all of its rights and interests in and to certain leases, contracts, deposit accounts and other liabilities related to Seller's branch offices as more specifically described in the Agreement (the "Branch"), and the assumption by Buyer of all of Seller's liabilities and obligations thereunder, all as set forth in the Agreement;

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged by Seller and Buyer, Seller hereby assigns, transfers and sets over to Buyer all of Seller's rights and interest to, and Buyer does hereby assume all of Seller's liabilities and obligations in connection with, the following assets (the "Assets");

          1. All equipment leases for equipment located at the Branch (the "Equipment Leases") and operation and maintenance contracts relating to the fixed assets at the Branch;

          2. All deposit accounts located at the Branch (the "Deposit Liabilities");

          3.   Safe deposit box contracts or leases; and

          4. Seller's duties, obligations and responsibilities with respect to the Retirement Plans (as defined in the Agreement), except for those Retirement Plans not included in the Deposit Liabilities.

          This Assignment and Assumption Agreement shall be binding upon, and shall inure to the benefit of, Seller, Buyer, and each of their successors and assigns and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

          This Assignment and Assumption Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of West Virginia.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto, all as of the day and year first above written.


                                    _________________________________

                                    By:  ___________________________

                                    Its:  ___________________________

     [ Corporate Seal]

ATTEST:

________________________
      Secretary


                                    _________________________________

                                    By:  ___________________________

                                    Its:  ___________________________

     [ Corporate Seal]

ATTEST:


________________________
      Secretary